UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 26, 2019

EnSync, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N88 W13901 Main Street, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2019, EnSync, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Agreement”) with Analytics Plus, LLC, a Wisconsin limited liability company (the “Secured Lender”). The Agreement provides that the Secured Lender will make loans (each, a “Loan”), to the Company in an aggregate amount up to $500,000 (the “Loan Commitment”). On February 26, 2019, the Secured Lender made a Loan to the Company in the full amount of the Loan Commitment, secured by a continuing security interest in substantially all of the Company’s assets (the “Secured Loan”). Additionally, the Secured Loan is guaranteed by certain of the Company’s subsidiaries.

The Secured Loan bears interest at an annual interest rate of 8%. The Secured Loan matures on March 13, 2019. The Company will use the proceeds of the Secured Loan for working capital and other business purposes.

The Agreement includes customary events of default, including, among others, failures to make payment of principal and interest, breaches or defaults under the terms of the Agreement and related agreements entered into with the Secured Lenders, breaches of representations or warranties made by or on behalf of the Company in the Agreement and related documents, certain judgments against the Company and bankruptcy events. If an event of default occurs, the Secured Lender’s obligation to make any Loans under the Agreement shall terminate and the Secured Lender may, among other things, declare all outstanding principal and accrued interest of any Loan immediately due and payable and enforce any and all liens created in connection with the Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth in Item 1.01 – Entry into Material Definitive Agreement is incorporated by reference into this Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnSync, Inc.

Dated: March 4, 2019	By:	/s/ Sandeep Gupta
		Name:	Sandeep Gupta
		Title:	Interim Chief Executive Officer and Chief Restructuring Officer